Exhibit 99.1

News Release

VICTORY CAPITAL ANNOUNCES ACQUISITION OF USAA ASSET MANAGEMENT COMPANY

AND REPORTS THIRD QUARTER RESULTS

Third Quarter 2018 Highlights and Recent Announcement1

•           Announced planned acquisition of USAA Asset Management Company

•           Assets under management (“AUM”) of $63.6 billion

•       Strong investment performance, with 69%, 66%, 75% and 88% of AUM outperforming its respective benchmarks over the trailing one year, three years, five years and 10 years, respectively

•           Net outflows of $672 million

•           Operating margin of 29.4%, adjusted EBITDA margin of 40.1%

•           $0.29 per diluted share of GAAP earnings

•           $0.45 per diluted share of adjusted net income with tax benefit

•           $40.3 million of cash flow from operations

Cleveland, Ohio, November 6, 2018 — Victory Capital Holdings, Inc. (NASDAQ:VCTR) (“Victory Capital” or “the Company”) today announced that it has entered into a definitive purchase agreement to acquire USAA Asset Management Company (which includes its Mutual Fund and ETF businesses and 529 College Savings Plan). Victory Capital also reported financial results for the three months ended September 30, 2018.

Acquisition of USAA Asset Management Company

USAA Asset Management Company, based in San Antonio, Texas, was formed to serve the investment needs of the military community and their families. As of September 30, 2018, USAA Asset Management Company had $69.2 billion in assets under management and 53 investment funds. Based on AUM as of September 30, 2018, Victory Capital would have approximately $144.4 billion in firmwide AUM at the close of the transaction.2

USAA Asset Management Company will become Victory Capital’s 11th Investment Franchise and it will have the rights to offer products and services using the USAA brand.

The acquisition of USAA Asset Management Company represents a substantial expansion and diversification of Victory Capital’s investment platform, particularly in the fixed income and solutions asset classes. Based on AUM on September 30, 2018, Victory Capital’s AUM by asset class pro forma for the acquisition would be 48% equities, 26% solutions, 19% fixed income and 7% money market.2

The transaction also provides a new and unique opportunity for Victory Capital to offer its products to USAA members through a direct member-based channel with attractive organic growth and retention rates. USAA mutual funds have experienced an average 10-year organic growth rate of 3.4% compared with 1.1% for their active manager peers.3

“The acquisition of USAA Asset Management Company is a strong diversifier for us with the addition of quality investment teams and products and provides us entry into a new distribution channel with a loyal member base

1  Adjusted measures are non-GAAP financial measures.  An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables. 2.Based on AUM as of September 30, 2018, for Victory Capital, USAA Asset Management Company and Harvest Volatility Management, LLC. Excludes $11.8 billion of AUM in the USAA mutual funds as of September 30, 2018 that are invested through the Managed Money product offered for customers of USAA’s brokerage business. Victory Capital is not acquiring the USAA brokerage business. Pro forma revenue and pro forma EBITDA do not include any revenue from AUM invested through the Managed Money product or related expenses. 3.SimFunds as of September 30, 2018. Organic growth calculated as net new flows/beginning of period AUM. Market and USAA mutual fund figures exclude money market AUM.

made up of members of the military community and their families,” said David Brown, Chairman and Chief Executive Officer of Victory Capital. “It increases our size and scale, enhances our ability to attract and retain top investment talent, and leverages our investments in critical components of our business, such as technology, operations, investment support and client service, across a broader base of assets.”

Under terms of the purchase agreement, Victory Capital will acquire USAA Asset Management Company for $850 million plus the opportunity for additional contingent payments based on future business performance.  Victory Capital expects to finance the transaction through a combination of debt and cash on the balance sheet. It is expected to result in significant accretion to earnings per share as well as value creation for Victory Capital shareholders through expense synergies and the opportunity for meaningful organic growth. The acquisition is expected to close in the second quarter of 2019, and is subject to regulatory and other customary approvals, conditions and consents, including approval by USAA mutual fund and ETF shareholders and Board of Trustees.

Third Quarter 2018 Financial Results

Mr. Brown said, “I am pleased to report that Victory Capital delivered strong investment results and posted record highs across several financial operating metrics in the third quarter, in the midst of continued forceful headwinds for our industry.

“Our Investment Franchises and Solutions Platform delivered strong investment performance during the quarter, with 69% of our AUM outperforming its respective benchmarks over the trailing one-year, 66% over the three-year, 75% over the five-year, and 88% over the 10-year period.

“Total AUM grew to $63.6 billion as of September 30, 2018, an 8% year-over-year increase and the highest quarter-end total that we’ve reported in our history. We also achieved record high levels of quarterly revenue, EBITDA, and operating margins. Our free cash flow yield is at the top of our peer universe and our average fee rates continue to be healthy.

“Gross flows for the quarter were strong at $2.9 billion, while overall net flows were ($672) million. Net flows were impacted by client rebalancing activity during the quarter as well as delays in our “won-but-not-funded” pipeline. Overall, our pipeline is healthy as are our sales prospects, fueled by strong investment performance and a diverse product set.

“Momentum in our VictoryShares ETFs remained strong, with net flows of $287 million for the quarter and $939 million for the first nine months of 2018. Our ETFs have experienced positive net flows every quarter since we entered the ETF business in April 2015. Year over year, as of September 30, 2018, our ETF market share has increased by 49%, according to Morningstar.

“Finally, in September, we announced the acquisition of Harvest Volatility Management, LLC  (“Harvest”), a leader in derivative investing, specializing in yield enhancement overlay, risk reduction, alternative beta and absolute return strategies.

“Harvest, which had approximately $12 billion in AUM as of September 30, 2018, is a high-quality business with a strong organic growth history and a differentiated product set that we believe will be well received by our clients. The transaction fits squarely into our integrated multi-boutique model and is financially compelling on many levels.

“We believe our planned acquisitions of two well-respected investment managers – USAA Asset Management Company and Harvest – demonstrate the value of our differentiated business model. We look forward to welcoming both firms on to our platform. As always, serving the needs of our clients remains our top priority.”

The acquisition of Harvest is expected to close by the end of the first quarter of 2019, and is subject to regulatory and other customary approvals, conditions and consents, including approval by Harvest’s clients.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except for share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Assets Under Management
Ending	$63,640	$62,256	$58,997	$63,640	$58,997
Average	63,447	61,617	57,875	62,361	56,979

Flows
Gross	$2,896	$3,521	$3,879	$10,102	$12,558
Net	(672)	(102)	(778)	(1,408)	(1,765)
Net flows excluding Diversified Equity(1)	(672)	(102)	(778)	(1,408)	(1,146)

Consolidated Financial Results (GAAP)
Revenue	$108.1	$104.4	$102.4	$317.4	$304.0
Revenue realization (in bps)	67.6	68.0	70.2	68.0	71.3
Operating expenses	76.3	74.7	78.1	228.7	240.7
Income from operations	31.8	29.7	24.2	88.8	63.2
Operating margin	29.4%	28.4%	23.7%	28.0%	20.8%
Net income	20.6	18.7	7.9	49.8	14.6
Earnings per diluted share	$0.29	$0.26	$0.13	$0.71	$0.25
Cash flow from operations	40.3	33.7	32.3	99.9	59.4

Adjusted Performance Results (Non-GAAP)(2)
Adjusted EBITDA	$43.3	$40.7	$39.3	$123.8	$109.0
Adjusted EBITDA margin	40.1%	39.0%	38.3%	39.0%	35.9%
Adjusted net income	29.0	26.6	17.1	78.6	44.0
Tax benefit of goodwill and acquired intangibles	3.3	3.3	4.9	10.0	14.6
Adjusted net income with tax benefit	32.3	29.9	22.0	88.6	58.5
Adjusted net income with tax benefit per diluted share	$0.45	$0.41	$0.37	$1.26	$0.98

(1) In May 2017, the Company made a  decision to exit the Diversified Equity Franchise; all remaining AUM was transferred to the Munder Capital Management Franchise to manage beginning May 15, 2017.

(2) Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income have been provided in the non-GAAP reconciliation tables in this press release.  An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

AUM, Flows and Investment Performance

Victory Capital’s AUM increased by $1.3 billion to $63.6 billion at September 30, 2018, compared to $62.3 billion at June 30, 2018. The increase was due to market appreciation of $2.1 billion, partially offset by net outflows of $0.7 billion. Gross flows for the third quarter were $2.9 billion.

As of September 30, 2018, Victory Capital offered 71 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of September 30, 2018.

Investment Performance

As of September 30, 2018

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	69%	66%	75%	88%
Percentage of Strategies Outperforming Benchmark	58%	64%	69%	78%

Third Quarter of 2018 Compared to Second Quarter of 2018

For the quarter ended September 30, 2018, GAAP net income increased 10% to $20.6 million, or $0.29 per diluted share, compared to GAAP net income of $18.7 million, or $0.26 per diluted share, for the second quarter of 2018. GAAP operating margin was 29.4% for the quarter compared to 28.4% for the second quarter of 2018. Adjusted Net Income with tax benefit increased 8% to $32.3 million, or $0.45 per diluted share comprised of $0.40 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit, compared to $29.9 million, or $0.41 per diluted share comprised of $0.37 per diluted share in Adjusted Net Income and $0.04 per diluted share in tax benefit, for the second quarter of 2018.

Adjusted EBITDA and Adjusted EBITDA margin were $43.3 million and 40.1%, respectively, for the third quarter of 2018, compared to $40.7 million and 39.0% in the second quarter of 2018. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies.

•                 Revenue was $108.1 million, an increase from $104.4 million for the second quarter of 2018 due to an increase in average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                Operating expenses increased to $76.3 million, compared to $74.7 million in the second quarter of 2018 due to higher AUM, revenue and EBITDA levels which drive certain variable expenses.

Third Quarter of 2018 Compared to Third Quarter of 2017

For the quarter ended September 30, 2018, GAAP net income was $20.6 million, or $0.29 per diluted share, compared to $7.9 million, or $0.13 per diluted share, in the third quarter of 2017. GAAP operating margin increased to 29.4% for the quarter from 23.7% for the third quarter of 2017. Adjusted Net Income with tax benefit increased 48% to $32.3 million, or $0.45 per diluted share comprised of $0.40 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit in the third quarter of 2018, compared to $22.0 million, or $0.37 per diluted share comprised of $0.29 per diluted share in Adjusted Net Income and $0.08 per diluted share in tax benefit, in the third quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $43.3 million and 40.1%, respectively, for the third quarter of 2018, compared to $39.3 million and 38.3%, respectively, for the third quarter a year ago. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies and, specific to Net Income and Adjusted Net Income, lower interest expense in the third quarter of 2018 as a result of refinancing activities and debt pre-payments and lower tax expense.

•                 Revenue increased $5.7 million to $108.1 million, compared to $102.4 million for the third quarter of 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                Operating expenses decreased 2% to $76.3 million, compared to $78.1 million in the third quarter of 2017, primarily due to operational efficiencies.

Nine Months Ended September 30, 2018 Compared to Nine Months Ended September 30, 2017

For the nine months ended September 30, 2018, GAAP net income was $49.8 million, or $0.71 per diluted share, compared to $14.6 million, or $0.25 per diluted share, for the comparable nine months of 2017. GAAP operating margin increased to 28.0% for the nine months ended September 30, 2018 from 20.8% for nine months ended September 30, 2017. Adjusted Net Income with tax benefit increased 51% to $88.6 million, or $1.26 per diluted share comprised of $1.12 per diluted share in Adjusted Net Income and $0.14 per diluted share in tax benefit for the nine months ended September 30, 2018, compared to $58.5 million, or $0.98 per diluted share comprised of $0.74 per diluted share in Adjusted Net Income and $0.24 per diluted share in tax benefit, for the nine months ended September 30, 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $123.8 million and 39.0%, respectively, for the nine months ended September 30, 2018, compared to $109.0 million and 35.9%, respectively, for the comparable nine months a year ago. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies, the successful integration of RS Investments and, specific to Net Income and Adjusted Net Income, lower interest expense as a result of refinancing activities and debt pre-payments and lower tax expense.

•                 Revenue increased $13.4 million to $317.4 million for the nine months ended September 30, 2018, compared to $304.0 million for the nine months ended September 30, 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                 Operating expenses for the nine months ended September 30, 2018 decreased 5% to $228.7 million, compared to $240.7 million for the nine months ended September 30, 2017, primarily due to operational efficiencies and the successful integration of RS Investments.

Balance Sheet / Capital Management

Cash and cash equivalents were $25.1 million at September 30, 2018, compared to $12.9 million at December 31, 2017. During the quarter, the Company pre-paid $20.0 million of debt with cash on hand. The term loan balance at September 30, 2018 was $280.0 million, a 7% reduction during the quarter.

During the quarter, the Company repurchased 291,585 shares at an average price of $9.68 per share.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 8:00 a.m. Eastern Time tomorrow, November 7, 2018. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (866) 465-5145 (domestic) or (409) 220-9945 (international).  Please reference the Victory Capital Conference Call. A recorded replay of the conference call will be available shortly after the conclusion of the live call and can be accessed through November 21, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter the Conference ID Number 2746159.

The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://ir.vcm.com.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $63.6 billion in assets under management as of September 30, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises*, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

*Harvest Volatility Management, LLC will become Victory Capital’s 10th Investment Franchise.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations Website

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lisa Mueller, 310-622-8231

lmueller@finprofiles.com

Media:
Tricia Ross, 310-622-8226

tross@finprofiles.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except for shares)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenue
Investment management fees	$92,525	$88,998	$86,016	$270,653	$254,605
Fund administration and distribution fees	15,557	15,401	16,372	46,792	49,378
Total revenue	108,082	104,399	102,388	317,445	303,983

Expenses
Personnel compensation and benefits	38,027	37,140	36,097	111,970	106,772
Distribution and other asset-based expenses	24,269	24,127	24,801	73,557	78,226
General and administrative	6,951	7,088	8,867	23,095	26,049
Depreciation and amortization	5,574	5,931	7,055	17,917	23,340
Change in value of consideration payable for acquisition of business	-	(4)	-	(4)	(25)
Acquisition-related costs	1,451	(5)	844	1,446	1,435
Restructuring and integration costs	-	438	483	702	4,944
Total operating expenses	76,272	74,715	78,147	228,683	240,741

Income from operations	31,810	29,684	24,241	88,762	63,242
Operating margin	29.4%	28.4%	23.7%	28.0%	20.8%

Other income (expense)
Interest income and other income/(expense)	(200)	8	753	(229)	(816)
Interest expense and other financing costs	(4,458)	(4,706)	(11,688)	(16,256)	(38,159)
Loss on debt extinguishment	-	-	(330)	(6,058)	(330)
Total other income (expense), net	(4,658)	(4,698)	(11,265)	(22,543)	(39,305)

Income before income taxes	27,152	24,986	12,976	66,219	23,937

Income tax expense	(6,562)	(6,311)	(5,126)	(16,430)	(9,320)

Net income	$20,590	$18,675	$7,850	$49,789	$14,617

Earnings per share of common stock
Basic	$0.30	$0.27	$0.14	$0.76	$0.27
Diluted	$0.29	$0.26	$0.13	$0.71	$0.25

Weighted average number of shares outstanding
Basic	67,972,313	67,948,732	54,961,161	65,816,557	54,867,257
Diluted	71,863,566	72,135,290	59,738,176	70,168,116	59,517,606

Dividends declared per share of common stock	$-	$-	$-	$-	$2.19

Victory Capital Holdings, Inc. and Subsidiaries

Reconcilation of GAAP to Non-GAAP Measures

(unaudited; in thousands, except for shares)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income (GAAP)	$20,590	$18,675	$7,850	$49,789	$14,617
Income tax expense	(6,562)	(6,311)	(5,126)	(16,430)	(9,320)
Income before taxes	$27,152	$24,986	$12,976	$66,219	$23,937
Interest expense	4,053	4,229	10,648	16,376	35,002
Depreciation	775	736	858	2,247	2,666
Other business taxes	350	443	619	1,168	1,459
Amortization of acquisition-related intangibles	4,799	5,195	6,197	15,670	20,673
Stock-based compensation	4,005	3,968	4,060	11,295	10,012
Acquisition, restructuring and exit costs	1,647	560	1,241	2,725	9,040
Debt issuance costs	373	361	2,419	7,436	5,247
Pre-IPO governance expenses	-	(3)	301	138	901
Earnings/losses from equity method investments	167	202	(65)	506	108
Adjusted EBITDA	$43,321	$40,677	$39,254	$123,780	$109,045
Adjusted EBITDA margin	40.1%	39.0%	38.3%	39.0%	35.9%

Net income (GAAP)	$20,590	$18,675	$7,850	$49,789	$14,617
Adjustments to reflect the operating performance of the Company:
Other business taxes	350	443	619	1,168	1,459
Amortization of acquisition-related intangibles	4,799	5,195	6,197	15,670	20,673
Stock-based compensation	4,005	3,968	4,060	11,295	10,012
Acquisition, restructuring and exit costs	1,647	560	1,241	2,725	9,040
Debt issuance costs	373	361	2,419	7,436	5,247
Pre-IPO governance expenses	-	(3)	301	138	901
Tax effect of above adjustments	(2,794)	(2,631)	(5,638)	(9,608)	(17,986)
Adjusted net income	$28,970	$26,568	$17,049	$78,613	$43,963
Adjusted net income per diluted share	$0.40	$0.37	$0.29	$1.12	$0.74

Tax benefit of goodwill and acquired intangibles	$3,318	$3,320	$4,901	$9,958	$14,561
Tax benefit of goodwill and acquired intangibles per diluted share	$0.05	$0.04	$0.08	$0.14	$0.24

Adjusted net income with tax benefit	$32,288	$29,888	$21,950	$88,571	$58,524
Adjusted net income with tax benefit per diluted share	$0.45	$0.41	$0.37	$1.26	$0.98

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$25,139	$12,921
Receivables	50,421	55,917
Prepaid expenses	2,494	5,441
Investments	14,557	11,336
Property and equipment, net	8,632	8,844
Goodwill	284,108	284,108
Other intangible assets, net	392,331	408,000
Other assets	8,519	6,055
Total assets	$786,201	$792,622

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$16,854	$21,996
Accrued compensation and benefits	30,326	29,305
Consideration payable for acquisition of business	5,788	9,856
Deferred tax liability, net	7,153	4,068
Other liabilities	15,803	12,989
Long-term debt(1)	268,383	483,225
Total liabilities	344,307	561,439

Stockholders’ equity:
Common stock, $0.01 par value per share: 2018 - no shares authorized, issued and outstanding; 2017 - 78,837,300 shares authorized, 57,182,730 issued and 55,118,673 shares outstanding	–	572
Class A common stock, $0.01 par value per share: 2018 - 400,000,000 shares authorized, 14,787,264 shares issued and 14,429,567 shares outstanding; 2017 - no shares authorized, issued and outstanding	148	–
Class B common stock, $0.01 par value per share: 2018 - 200,000,000 shares authorized, 55,639,613 shares issued and 53,492,633 shares outstanding; 2017 - no shares authorized, issued and outstanding	556	–
Additional paid-in capital	599,875	435,334
Class A treasury stock, at cost: 2018 - 357,697 shares; 2017 - no shares	(3,542)	–
Class B treasury stock, at cost: 2018 - 2,146,980 shares; 2017 - 2,064,057 shares	(21,719)	(20,899)
Accumulated other comprehensive income	63	64
Retained deficit	(133,487)	(183,888)
Total stockholders’ equity	441,894	231,183
Total liabilities and stockholders’ equity	$786,201	$792,622

(1)        Balance at September 30, 2018 is shown net of unamortized loan discount and debt issuance costs in the amount of $11.6 million.  The gross amount of the debt outstanding was $280.0 million.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Beginning assets under management	$62,256	$60,855	$56,973	2%	9%
Gross client cash inflows	2,896	3,521	3,879	-18%	-25%
Gross client cash outflows	(3,568)	(3,623)	(4,657)	-2%	-23%
Net client cash flows	(672)	(102)	(778)	559%	-14%
Market appreciation (depreciation)	2,056	1,503	2,801	37%	-27%
Net transfers	-	-	-	n/m	n/m
Ending assets under management	$63,640	$62,256	$58,997	2%	8%
Average assets under management	$63,447	$61,617	$57,875	3%	10%
Net client cash flows excluding Diversified Equity	$(672)	$(102)	$(778)	559%	-14%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2018	2017		2017
Beginning assets under management	$61,771	$54,965		12%
Gross client cash inflows	10,102	12,558		-20%
Gross client cash outflows	(11,510)	(14,323)		-20%
Net client cash flows	(1,408)	(1,765)		-20%
Market appreciation (depreciation)	3,285	5,796		-43%
Net transfers	(8)	-		n/m
Ending assets under management	$63,640	$58,997		8%
Average assets under management	$62,361	$56,979		9%
Net client cash flows excluding Diversified Equity	$(1,408)	$(1,146)		23%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
	U.S. Mid Cap Equity	U.S. Small Cap Equity	Fixed Income	U.S. Large Cap Equity	Global / Non-U.S. Equity	Solutions	Commodity	Other	Total
September 30, 2018
Beginning assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,291	$434	$62,256
Gross client cash inflows	964	740	449	42	307	321	27	46	2,896
Gross client cash outflows	(1,660)	(860)	(346)	(179)	(193)	(61)	(238)	(31)	(3,568)
Net client cash flows	(696)	(120)	103	(137)	114	260	(211)	15	(672)
Market appreciation (depreciation)	1,225	587	67	204	(81)	149	(114)	19	2,056
Net transfers	-	-	1	-	-	-	-	(1)	-
Ending assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$966	$467	$63,640

June 30, 2018
Beginning assets under management	$24,205	$15,095	$7,311	$4,635	$4,334	$3,563	$1,298	$414	$60,855
Gross client cash inflows	1,125	867	303	103	669	381	46	27	3,521
Gross client cash outflows	(1,422)	(745)	(652)	(287)	(182)	(169)	(133)	(33)	(3,623)
Net client cash flows	(297)	122	(349)	(184)	487	212	(87)	(6)	(102)
Market appreciation (depreciation)	558	773	16	113	(116)	40	80	39	1,503
Net transfers	19	(19)	-	13	-	-	-	(13)	-
Ending assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,291	$434	$62,256

September 30, 2017
Beginning assets under management	$22,390	$14,453	$7,708	$4,825	$3,605	$2,227	$1,421	$344	$56,973
Gross client cash inflows	1,771	996	485	36	195	332	56	8	3,879
Gross client cash outflows	(1,766)	(1,612)	(512)	(185)	(348)	(58)	(144)	(32)	(4,657)
Net client cash flows	5	(616)	(27)	(149)	(153)	274	(88)	(24)	(778)
Market appreciation (depreciation)	993	996	80	130	283	90	199	28	2,801
Net transfers	-	-	16	-	-	34	(15)	(35)	-
Ending assets under management	$23,388	$14,833	$7,777	$4,806	$3,735	$2,625	$1,517	$314	$58,997

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Nine Months Ended	By Asset Class
	U.S. Mid Cap Equity	U.S. Small Cap Equity	Fixed Income	U.S. Large Cap Equity	Global / Non-U.S. Equity	Solutions	Commodity	Other	Total
September 30, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	3,292	2,383	1,145	200	1,420	1,307	200	155	10,102
Gross client cash outflows	(5,162)	(2,527)	(1,637)	(677)	(594)	(307)	(517)	(89)	(11,510)
Net client cash flows	(1,870)	(144)	(492)	(477)	826	1,000	(317)	66	(1,408)
Market appreciation (depreciation)	1,680	1,293	89	320	(185)	156	(136)	68	3,285
Net transfers	19	(19)	1	12	(8)	40	-	(53)	(8)
Ending assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$966	$467	$63,640

September 30, 2017
Beginning assets under management	$20,083	$14,090	$7,726	$5,921	$3,460	$1,602	$1,882	$202	$54,965
Gross client cash inflows	6,287	2,897	1,375	173	558	978	234	56	12,558
Gross client cash outflows	(5,480)	(3,849)	(1,586)	(1,419)	(1,123)	(161)	(624)	(81)	(14,323)
Net client cash flows	807	(952)	(211)	(1,246)	(565)	817	(390)	(25)	(1,765)
Market appreciation (depreciation)	2,497	1,695	319	137	840	206	25	75	5,796
Net transfers	1	-	(57)	(6)	-	-	-	62	-
Ending assets under management	$23,388	$14,833	$7,777	$4,806	$3,735	$2,625	$1,517	$314	$58,997

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
	Mutual Funds(1)	ETFs	Separate Accounts and Other Vehicles(2)	Total
September 30, 2018
Beginning assets under management	$37,818	$2,906	$21,532	$62,256
Gross client cash inflows	2,098	305	493	2,896
Gross client cash outflows	(2,950)	(18)	(600)	(3,568)
Net client cash flows	(852)	287	(107)	(672)
Market appreciation (depreciation)	1,223	102	731	2,056
Net transfers	-	-	-	-
Ending assets under management	$38,189	$3,295	$22,156	$63,640

June 30, 2018
Beginning assets under management	$36,989	$2,674	$21,192	$60,855
Gross client cash inflows	2,555	296	670	3,521
Gross client cash outflows	(2,708)	(96)	(819)	(3,623)
Net client cash flows	(153)	200	(149)	(102)
Market appreciation (depreciation)	963	32	508	1,503
Net transfers	19	-	(19)	-
Ending assets under management	$37,818	$2,906	$21,532	$62,256

September 30, 2017
Beginning assets under management	$36,133	$1,578	$19,262	$56,973
Gross client cash inflows	2,759	237	883	3,879
Gross client cash outflows	(3,479)	(2)	(1,176)	(4,657)
Net client cash flows	(720)	235	(293)	(778)
Market appreciation (depreciation)	1,928	62	811	2,801
Net transfers	-	-	-	-
Ending assets under management	$37,341	$1,875	$19,780	$58,997

(1) Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Nine Months Ended	By Vehicle
	Mutual Funds(1)	ETFs	Separate Accounts and Other Vehicles(2)	Total
September 30, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	7,279	1,082	1,741	10,102
Gross client cash outflows	(8,924)	(143)	(2,443)	(11,510)
Net client cash flows	(1,645)	939	(702)	(1,408)
Market appreciation (depreciation)	1,878	106	1,301	3,285
Net transfers	(11)	-	3	(8)
Ending assets under management	$38,189	$3,295	$22,156	$63,640

September 30, 2017
Beginning assets under management	$33,975	$906	$20,085	$54,965
Gross client cash inflows	9,658	833	2,067	12,558
Gross client cash outflows	(10,138)	(4)	(4,181)	(14,323)
Net client cash flows	(480)	829	(2,114)	(1,765)
Market appreciation (depreciation)	3,851	140	1,805	5,796
Net transfers	(5)	-	5	-
Ending assets under management	$37,341	$1,875	$19,780	$58,997

(1) Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company.  These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA are:

•    Adding back income tax;

•    Adding back interest paid on debt and other financing costs net of interest income;

•    Adding back depreciation on property and equipment;

•    Adding back other business taxes;

•    Adding back amortization of acquisition-related intangibles;

•    Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•    Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, loss on other receivable recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•    Adding back debt issuance costs;

•   Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•    Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income are:

•    Adding back other business taxes;

•    Adding back amortization of acquisition-related intangibles;

•     Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•     Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, loss on other receivable recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•    Adding back debt issuance costs;

•   Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•    Subtracting an estimate of income tax expense on the adjustments.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis.